United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 __________________________________
FORM 8-K
__________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 29, 2022
 __________________________________
LOUISIANA-PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)
 __________________________________

Delaware	1-7107	93-0609074
(State or other jurisdiction of incorporation or organization)	Commission File Number	(IRS Employer Identification No.)
1610 West End Ave, Suite 200, Nashville, TN 37203
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (615) 986 - 5600
 __________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $1 par value	LPX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01    Entry into a Material Definitive Agreement
On November 29, 2022, Louisiana-Pacific Corporation (the “Company”) entered into the Second Amended and Restated Credit Agreement (the “Credit Agreement”) among the Company, as borrower, the guarantors from time-to-time party thereto, American AgCredit, PCA (the “Agent”), as Administrative Agent and Sole Lead Arranger, the lenders from time-to-time party thereto and CoBank, ACB, as letter of credit issuer. The Credit Agreement amends and restates the Company’s existing credit facility dated as of June 27, 2019, as amended, in its entirety to, among other things, (i) reflect the release of the collateral that secures the indebtedness evidenced by the Credit Agreement as a result of the Company’s obtaining an Investment Grade rating on November 1, 2022 (which collateral may be reinstated from time-to-time in accordance with the terms of the Credit Agreement), (ii) extend the maturity date to November 29, 2028, (iii) make certain changes to effect a transition from the LIBOR interest rate benchmark to Term SOFR Rate (as defined in the Credit Agreement) and (iv) provide for certain other modifications (including modifications to certain basket and threshold levels in the negative covenants) as set forth in the Credit Agreement.
Revolving borrowings under the Credit Agreement accrue interest, at our option, at either (a) a “base rate” plus a margin of 0.5% to 1.5% or (b) Adjusted Term SOFR (i.e., Term SOFR Rate plus an adjustment of 0.10%) plus a margin of 1.5% to 2.5%. The Credit Agreement also includes an unused commitment fee, due quarterly, ranging from 0.2% to 0.425%. The applicable margins and fees within these ranges are based on the ratio of consolidated EBITDA to cash interest charges. The “base rate” is the highest of (i) the Federal funds rate plus 0.5%, (ii) the U.S. prime rate, and (iii) one-month Adjusted Term SOFR plus 1.0%.
The foregoing description of the Credit Agreement is qualified in its entirety by reference to the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description
10.1
Second Amended and Restated Credit Agreement, dated November 29, 2022, among the Company, as borrower, American AgCredit PCA, as administrative agent, CoBank, ACB, as letter of credit issuer and lenders and voting participants party thereto

104	Cover Page Interactive Data File (embedded within Inline XBRL document and contained in Exhibit 101)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LOUISIANA-PACIFIC CORPORATION

By:	/S/ DEREK N. DOYLE
Derek N. Doyle
Vice President, Controller and Chief Accounting Officer
Date: November 29, 2022